Exhibit 99.2

Nakamoto Announces Expansion of Board of Directors

Appoints Tyler Evans to Company Board

NASHVILLE, Tenn. – May 22, 2026 – Nakamoto Inc. (Nasdaq: NAKA) (“Nakamoto” or the “Company”) today announced that its Board of Directors (the “Board”) has increased the size of the Board from six to seven members and appointed Tyler Evans, Chief Investment Officer of Nakamoto, to fill the newly created vacancy as a Class II Director. The appointment is effective May 22, 2026.

With his appointment to the Board, Mr. Evans expands his leadership role at Nakamoto alongside his position as Chief Investment Officer, where he leads the Company’s origination and investment strategy.

“Tyler brings a strong combination of operational discipline, capital markets knowledge, and public company experience that will be increasingly important as Nakamoto continues to scale,” said David Bailey, Chairman and CEO of Nakamoto. “As we continue to prioritize thoughtful balance sheet management, strategic capital allocation, and long-term shareholder value creation, we believe Tyler’s experience and perspective will be a meaningful addition to the Board.”

Tyler Evans brings deep expertise in Bitcoin-native capital markets and asset management to the Board. In addition to his role at Nakamoto, he serves as Chief Investment Officer of UTXO Management, where he leads the firm’s investment strategy across public and private market opportunities in the Bitcoin ecosystem. He currently serves on the boards of Metaplanet Inc., The Smarter Web Company Plc, and Matador Inc.

About Nakamoto Inc.

Nakamoto Inc. (Nasdaq: NAKA) is a Bitcoin company that owns and operates a global portfolio of Bitcoin-native enterprises spanning media & information services, asset management & financial services, and consulting & advisory services. Nakamoto is the parent company of BTC Inc, the world’s leading Bitcoin media enterprise behind Bitcoin Magazine, The Bitcoin Conference, and Bitcoin for Corporations, and of UTXO Management, a Bitcoin-native asset manager focused on public and private market investments across the Bitcoin ecosystem. For more information, visit nakamoto.com.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as defined under U.S. federal securities laws. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow,” “seek,” “see,” “aim,” “target,” or the negative of such terms or other variations thereof. However, the absence of these words does not mean that the statements are not forward-looking.

Forward-looking statements in this press release include, but are not limited to, statements regarding: Mr. Evans’ expected contributions to the Board and his anticipated impact on the Company’s strategy; the Company’s Bitcoin treasury and asset management strategy, including the deployment and management of its Bitcoin holdings; the Company’s Bitcoin derivatives program, including the expected generation of yield on treasury assets, capital efficiency, and the effectiveness of hedging strategies; capital allocation plans; the planned wind-down of legacy healthcare operations and the expected timeline for completion; expectations regarding the scaling of operating businesses and expansion of revenue opportunities; the Company’s financial outlook, strategic initiatives, business plans, and growth strategies; and anticipated operational performance for future periods. These forward-looking statements are inherently uncertain and involve numerous assumptions and risks. Factors that could cause actual results to differ materially from those projected include, but are not limited to: (i) the volatility of Bitcoin prices and its impact on the Company’s financial results, including mark-to-market gains and losses on Bitcoin holdings; (ii) the acquisitions of BTC Inc. and UTXO Management may not provide the anticipated benefits, including the inability of the acquired businesses to maintain or grow their current levels of earnings, the Company’s inability to successfully realize cross-selling opportunities, or difficulties and unanticipated costs relating to integration; (iii) risks related to the Company’s existing indebtedness, including collateral requirements, covenant compliance, and cross-default risk; (iv) regulatory developments affecting digital assets and the Company’s business operations; and (v) other important factors detailed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated by the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other documents that are filed, or will be filed, with the SEC and that are or will be available on the Company’s website at www.nakamoto.com and on the website of the SEC at www.sec.gov.

All forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not undertake any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Nothing contained herein constitutes an offer to buy or sell securities of Nakamoto or any other party, nor does it constitute a solicitation of any proxy or vote. Past performance is not indicative of future results.

Media Contact

Carissa Felger / Sam Cohen

Gasthalter & Co.

(212) 257-4170

Nakamoto@gasthalter.com

Investor Relations Contact

Steven Lubka

VP of Investor Relations

(615) 701-8889

Investors@nakamoto.com